Exhibit 10.1

SECOND AMENDMENT

TO AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT, dated as of October 25, 2017 (this “Amendment”), is entered into by and among Nissan Wholesale Receivables Corporation II (“NWRC II”), as transferor (the “Transferor”), Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) of Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuer”), and Nissan Motor Acceptance Corporation (“NMAC”), as servicer (the “Servicer”).

RECITALS:

WHEREAS, the parties hereto have entered into the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as amended by (i) the Agreement of Modification to Transaction Documents, dated as of February 12, 2010, among the Transferor, the Issuer, the Servicer and the Owner Trustee, (ii) the Second Agreement of Modification to Transaction Documents, dated as of May 23, 2012, among NWRC II, as transferor and as buyer, the Issuer, NMAC, as servicer and as seller, the Owner Trustee and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), (iii) the First Amendment to Amended and Restated Transfer and Servicing Agreement, dated as of April 24, 2017, among NWRC II, as transferor and as buyer, the Owner Trustee and NMAC, as servicer and as seller, and as further amended, supplemented, amended or restated or otherwise modified from time to time, the “Transfer and Servicing Agreement”);

WHEREAS, the parties hereto wish to modify the Transfer and Servicing Agreement pursuant to Section 8.01(a) thereof as of the Effective Date (as defined below) in accordance with the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 Recitals. The foregoing Recitals are hereby incorporated in and made a part of this Amendment.

Section 1.2 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Annex of Definitions attached to the Transfer and Servicing Agreement (the “Annex of Definitions”).

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to Transfer and Servicing Agreement. As of the Effective Date the definition of “Seller’s Interest” in the Annex of Definitions is hereby amended and restated in full to read as follows:

“Seller’s Interest” means, as of any date of determination, the excess of (a) the Net Pool Balance as of such date of determination over (b) the Outstanding Principal Amount as of such date of determination.

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. Upon receipt by NMAC of counterparts of this Amendment executed by the Servicer, the Transferor, the Owner Trustee and the Issuer, this Amendment shall become effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate in accordance with Section 8.01(a)(i) of the Transfer and Servicing Agreement;

(b) satisfaction of the Rating Agency Condition with respect to this Amendment in accordance with Section 8.01(a)(ii) of the Transfer and Servicing Agreement;

(c) receipt by the Indenture Trustee and the Owner Trustee of a Required Federal Income Tax Opinion in accordance with Section 8.01(a)(iii) of the Transfer and Servicing Agreement;

(d) receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel in accordance with Section 8.02(d) of the Transfer and Servicing Agreement; and

(e) receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel and an Officer’s Certificate in accordance with Section 8.13 of the Transfer and Servicing Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Transfer and Servicing Agreement Unaffected. Except as modified herein, the parties acknowledge that the provisions of the Transfer and Servicing Agreement remain in full force and effect and are hereby ratified and confirmed by the parties hereto. After the Effective Date all references in the Transaction Documents to the Transfer and Servicing Agreement shall mean the Transfer and Servicing Agreement as modified hereby.

Section 4.2 Governing Law. This Amendment shall be governed by the governing law described in Section 8.05 of the Transfer and Servicing Agreement.

Section 4.3 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment or any provision hereof.

Section 4.4 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment as to such jurisdiction or any other jurisdiction.

Section 4.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6 Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION,
as Servicer

By:	/s/ Riley A. McAndrews
Name:	Riley A. McAndrews
Title:	Assistant Treasurer

NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Transferor

By:	/s/ Riley A. McAndrews
Name:	Riley A. McAndrews
Title:	Assistant Treasurer

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers
Name:	Beverly D. Capers
Title:	Assistant Vice President

S-1	NMOTR Second Amendment to Transfer and Servicing Agreement

Acknowledged and agreed to by:

NISSAN MASTER OWNER TRUST RECEIVABLES,

as Issuer

By:	Nissan Motor Acceptance Corporation,
as Administrator

By:	/s/ Riley A. McAndrews
Name:	Riley A. McAndrews
Title:	Assistant Treasurer

S-2	NMOTR Second Amendment to Transfer and Servicing Agreement